UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023

NIKOLA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38495	82-4151153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4141 E Broadway Road Phoenix, AZ	85040
(Address of principal executive offices)	(Zip Code)

(480) 666-1038

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	NKLA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously announced on December 30, 2022, Nikola Corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”) for the sale of up to $125,000,000 in principal amount of senior convertible notes (the “Notes”), in a registered direct offering. The Notes are convertible into shares (“Shares” and together with the Notes, the “Securities”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”), subject to certain conditions and limitations.

The Company’s initial closing for the sale of $50,000,000 in aggregate principal amount of series A senior convertible notes (the “Series A Notes”) was consummated on December 30, 2022. On March 17, 2023, the Company expects to consummate the sale of an additional $25,000,000 in aggregate principal amount of series B-1 senior convertible notes (the “Series B-1 Notes”) to the Investors (the “Offering”).

On March 16, 2023, the Company and the Investors entered into an amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) to, among other things, allow the Company to access its Permitted Equity Lines (as defined in the Purchase Agreement) during the three-trading days following the conversion of a Note and to waive the minimum closing price requirement with respect to the sale of Series B-1 Notes.

The Company estimates that the net cash proceeds will be approximately $24.8 million from the closing of the Offering, after deducting the estimated expenses of the Offering.

The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (Registration No. 333-264068), which was filed with the Securities and Exchange Commission (“SEC”) on April 1, 2022 and declared effective by the SEC on April 14, 2022. A prospectus supplement relating to the Offering, together with the accompanying base prospectus included in the registration statement, are being filed with the SEC on or about March 16, 2023.

The Series B-1 Notes were issued pursuant to the first supplemental indenture (the “First Supplemental Indenture”), dated as of March 16, 2023, between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”). The First Supplemental Indenture supplements the indenture entered into by and between the Company and the Trustee, dated as of March 16, 2023 (the “Base Indenture”, and together with the First Supplemental Indenture, the “Indenture”). The Series B-1 Notes are senior, unsecured obligations of the Company, bearing interest at a rate of 5.0% per annum, payable in arrears on the first calendar day of each calendar quarter, beginning June 1, 2023, payable in shares of Common Stock, cash or a combination of shares and cash, at the Company’s option. The interest rate will increase to an annual rate of 12.5% per annum upon the occurrence and during the continuance of an event of default under the Series B-1 Notes. The Series B-1 Notes will mature on March 17, 2024, subject to extension at the option of the noteholders in certain instances. Upon any conversion, redemption or other repayment of a Note, a “make-whole” amount equal to the amount of additional interest that would accrue under such Note at the interest rate then in effect assuming that the outstanding principal of such Notes remained outstanding through and including the maturity date of such Note.

Each holder of Notes may convert all, or any part, of the outstanding principal of the Notes, together with accrued and unpaid interest, any make-whole amount and any late charges thereon, at any time at such holder’s option, into shares of Common Stock at the “Conversion Price” (subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions), which is equal to the lower of (i) the reference price; (ii) the lower of the reference price and the greater of (a) the floor price and (b) the volume weighted average price of Common Stock as of the applicable conversion date; and (iii) the greater of the floor price and as elected by the converting holder, either (1) depending on the delivery time of the applicable conversion notice, (x) the volume weighted average price of Common Stock as of the applicable conversion date or (y) the average volume weighted average price of Common Stock immediately prior to the applicable conversion date or (2) 95% of the average volume weighted average price of Common Stock for the three trading days commencing on, and including, the applicable conversion date. The reference price and floor price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event.

The foregoing summaries of the Indenture, the First Supplemental Indenture, the Purchase Agreement and the Purchase Agreement Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text thereof, as applicable, which are attached as Exhibits 4.1, 4.2, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

In order to provide flexibility and to support the Company’s existing and future financing activities, the Company plans to seek stockholder approval to increase the number of authorized shares of its Common Stock under its restated certificate of incorporation at its upcoming annual meeting of stockholders scheduled to be held on June 6, 2023. This Current Report on Form 8-K shall not constitute a solicitation of proxies, which will only be made pursuant to a definitive proxy statement filed with the SEC.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained above in Item 1.01 with respect to the issuance of the Series B-1 Note is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

4.1	Indenture by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, dated March 16, 2023.

4.2	First Supplemental Indenture (including form of Series B-1 Senior Convertible Note) by and between Nikola Corporation and Wilmington Savings Fund Society, FSB, dated March 16, 2023.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

10.1	Securities Purchase Agreement by and between Nikola Corporation and the investors named therein, dated December 30, 2022 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 30, 2022).

10.2	Amendment to Securities Purchase Agreement, by and between Nikola Corporation and the investors named therein, dated March 16, 2023.

23.1	Consent of Pillsbury Winthrop Shaw Pitman LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2023

NIKOLA CORPORATION

By:	/s/ Britton M. Worthen
Britton M. Worthen
Chief Legal Officer